Exhibit 99.1

LogMeIn, Inc.

Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined balance sheet as of December 31, 2017 reflects pro forma adjustments to the financial position of LogMeIn, Inc. (the “Company”) to give effect to the disposition of certain assets and liabilities related to the Company’s Xively business (“Xively”) as if it had occurred on December 31, 2017. The unaudited pro forma combined statement of operations for the year ended December 31, 2017 reflects pro forma adjustments to the results of operations of the Company to give effect to the disposition of Xively as if it had occurred on January 1, 2017. In addition, the unaudited pro forma combined statement of operations for the year ended December 31, 2017 gives effect to the Company’s merger with Citrix Systems, Inc.’s GoTo family of service offerings (the “GoTo Business”) and the acquisition of Nanorep Technologies Ltd. (“Nanorep”) as if the transactions had occurred on January 1, 2017 (see Note 1 to the unaudited pro forma combined financial information). We refer herein to the disposition of Xively, the acquisition of Nanorep, and the merger with the GoTo Business collectively as the “Transactions.”

The unaudited pro forma combined financial information for the year ended December 31, 2017 should be read in conjunction with the historical audited consolidated financial statements of the Company for the year ended December 31, 2017, which are included in the Company’s latest Annual Report on Form 10-K.

The unaudited pro forma combined financial information has been prepared by management for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations that would have been realized had the Transactions occurred as of the dates indicated, nor is it meant to be indicative of any future consolidated financial position or future results of operations that the combined company will experience. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma combined financial statements to give pro forma effect to events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments included in the accompanying unaudited pro forma combined financial statements are based on currently available data and assumptions that the Company believes are reasonable. However, the unaudited pro forma combined statement of operations does not include any expected cost savings or restructuring actions that may be achievable or that may occur subsequent to the Transactions or the impact of any non-recurring activity and one-time transaction-related costs incurred prior to the transaction dates

In the accompanying unaudited pro forma combined financial information, the merger with the GoTo Business and the acquisition of Nanorep have been accounted for as business combinations using the acquisition method of accounting under the provisions of Accounting Standard Codification Topic 805, Business Combinations, or ASC 805, and applying the pro forma assumptions and adjustments described in the accompanying notes. Under ASC 805, the Company, as the accounting acquirer, records assets acquired and liabilities assumed in a business combination at their fair values as of the acquisition date. The determination of fair value of assets and liabilities assumed has been recognized based on management’s estimates and assumptions using the information about facts and circumstances that existed at the acquisition date. The excess of the purchase price (consideration transferred) over the aggregate fair value of identifiable assets and liabilities as of the acquisition date is allocated to goodwill in accordance with ASC 805.

LogMeIn, Inc.

Unaudited Pro Forma Combined Balance Sheet

As of December 31, 2017

(In thousands)

	LogMeIn, Inc. Historical	Xively Disposal Group	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$252,402	$—	$39,730	(2a), (2b)	$283,932
			(8,200)	(2c)
Marketable securities and investments	—	—	—		—
Accounts receivable, net	93,949	(229)	—		93,720
Prepaid expenses and other current assets	52,473	(1,337)	—		51,136

Total current assets	398,824	(1,566)	31,530		428,788
Property and equipment, net	92,154	—	—		92,154
Restricted cash	1,795	—	—		1,795
Intangibles, net	1,149,597	(1,262)	—		1,148,335
Goodwill	2,208,725	(14,029)	—		2,194,696
Other assets	6,483	—	7,195	(2a)	13,678
Deferred income tax assets	530	—	—		530

Total assets	$3,858,108	$(16,857)	$38,725		$3,879,976

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$22,232	$—	$—		$22,232
Accrued liabilities	82,426	—	(170)	(2b)	82,256
Deferred revenue, current portion	340,570	(3,748)	—		336,822

Total current liabilities	445,228	(3,748)	(170)		441,310
Deferred revenue, net of current portion	6,735	—	—		6,735
Deferred tax liabilities	221,407	—	452	(2c)	221,859
Other long-term liabilities	20,997	—	—		20,997

Total liabilities	694,367	(3,748)	282		690,901

Equity:	3,163,741	—	25,334	(2b), (2c), (2d)	3,189,075

Total liabilities and equity	$3,858,108	$(3,748)	$25,616		$3,879,976

See notes to unaudited pro forma combined financial statements.

LogMeIn, Inc.

Unaudited Pro Forma Combined Statement of Operations

Year Ended December 31, 2017

(In thousands, except per share data)

	Historical LogMeIn, Inc.	Historical GoTo Business January 1, 2017 to January 31, 2017	GoTo Business Pro Forma Adjustments	Notes	Historical Nanorep January 1, 2017 to July 31, 2017	Nanorep Pro Forma Adjustments	Notes	Xively Disposal Group January 1, 2017 to December 31, 2017	Xively Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue	$989,786	$58,039	$(517)	(5a)	$3,011	$—		$(3,079)	$—		$1,047,240
Cost of revenue	203,203	14,294	3,096	(5b), (5c), (5e)	1,047	265	(4b), (4c)	(5,295)	—		216,610

Gross profit	786,583	43,745	(3,613)		1,964	(265)		2,216	—		830,630

Operating expenses
Research and development	156,731	8,731	(1,399)	(5c), (5e)	1,097	926	(4c)	(3,736)	—		162,350
Sales and marketing	346,961	21,010	(1,521)	(5c), (5e)	2,644	152	(4c)	(2,820)	—		366,426
General and administrative	160,366	7,191	(15,625)	(5c), (5d), (5e)	3,026	(1,187)	(4c), (4e)	(96)	(170)	(2e)	153,505
Amortization of acquired intangibles	134,342	1,176	10,508	(5b)	—	257	(4b)	(1,206)	—		145,077
Restructuring charge	—	3,189	—		—	—		—	—		3,189
Separation costs	—	1,238	(1,238)	(5d)	—	—		—	—		—

Total operating expenses	798,400	42,535	(9,275)		6,767	148		(7,858)	(170)		830,547

Income (loss) from operations	(11,817)	1,210	5,662		(4,803)	(413)		10,074	170		83
Interest income	1,389	—	—		—	(118)	(4d)	—	471	(2f)	1,742
Interest expense	(1,408)	(723)	—		(326)	157	(4a)	—	—		(2,300)
Other income	(141)	1,209	—		47	—		—	—		1,115

Income (loss) before income taxes	(11,977)	1,696	5,662		(5,082)	(374)		10,074	641		640
Benefit from (provision for) income taxes	111,500	(526)	(1,699)	(5f)	—	1,310	(4f)	(2,569)	(163)	(2g)	107,853

Net income (loss)	$99,523	$1,170	$3,963		$(5,082)	$936		$7,505	$478		$108,493

Net income (loss) per share:
Basic	$1.97										$2.06
Diluted	$1.93										$2.02
Weighted average shares outstanding:
Basic	50,433		2,239	(5g)							52,672
Diluted	51,463		2,253	(5g)							53,716

See notes to unaudited pro forma combined financial statements.

LogMeIn, Inc.

Notes to Unaudited Pro Forma Combined Financial Statements

Note 1—Description of the Transactions and Basis of Presentation

Description of the Transactions

Disposition of Xively

On February 9, 2018, LogMeIn, Inc. (the “Company”) and its subsidiaries LogMeIn USA, Inc., LogMeIn Ireland Holdings Company Limited, LogMeIn Ireland Limited, and LogMeIn Kft., entered into an Asset Purchase Agreement (the “Agreement”) to sell certain assets and assign certain liabilities of the Company’s Xively business (“Xively”) to Google LLC and Google Ireland Holdings Unlimited Company (the “Google Entities”). On March 20, 2018, the Company completed the sale of Xively (the “Sale”) for consideration of approximately $50 million in cash, $7.5 million of which will be held by the Google Entities for a period of eighteen (18) months as an exclusive security in the event of the Company’s breach of any of the representations and warranties made by the Company in the Agreement.

Acquisition of Nanorep

On July 31, 2017, the Company, through its wholly-owned subsidiary LogMeIn, Kft. (the “Buyer”), acquired all of the outstanding shares of Nanorep Technologies Ltd. (“Nanorep”), an Israeli company, from the shareholders of Nanorep pursuant to a Stock Purchase Agreement (the “SPA”), dated as of July 31, 2017, by and among the Company, the Buyer, Nanorep, the shareholders of Nanorep (collectively, the “Shareholders”) and Shareholder Representative Services LLC in its capacity as representative of the Shareholders. As a result of the acquisition, Nanorep became a wholly-owned subsidiary of the Buyer.

Pursuant to the terms of the SPA, the Buyer acquired all of the outstanding shares of Nanorep from the Shareholders and all other equity securities of Nanorep were cancelled in exchange for an aggregate purchase price of approximately $45 million, subject to certain adjustments described in the SPA (the “Closing Consideration”). The Buyer funded the Closing Consideration with existing cash on-hand. Additionally, the Company expects to pay up to $5 million in cash in the future to certain former employees of Nanorep contingent upon their continuing service to the Company (in addition to, in some cases, the achievement of specified performance conditions) over the two-year period following the closing of the acquisition. Nanorep has been included in the Company’s historical consolidated financial statements beginning on July 31, 2017, the date of the acquisition.

Merger with the GoTo Business

On January 31, 2017, the Company completed its acquisition of the GoTo family of service offerings, known as the “GoTo Business,” from a wholly–owned subsidiary of Citrix Systems, Inc. (“Citrix”), via a Reverse Morris Trust transaction (the “Merger”). The GoTo Business has been included in the Company’s historical consolidated financial statements beginning on January 31, 2017, the date of the Merger.

We refer to the disposition of Xively, the acquisition of Nanorep, and the merger with the GoTo Business collectively as the “Transactions.”

Basis of Presentation

The accompanying unaudited pro forma combined financial information was prepared in accordance with Article 11 of U.S. Securities and Exchange Commission (“SEC”) Regulation S-X. The unaudited pro forma combined statement of operations for the year ended December 31, 2017 was prepared using the Company’s historical consolidated financial statements, the GoTo Business’s historical financial statements, Nanorep’s historical financial statements, and Xively’s historical results. The Xively business being sold is referred to as the “Xively Disposal Group” in the accompanying unaudited pro forma combined financial information, and was derived from the financial position and results of Xively including other corporate charges that are directly attributable to the Xively Disposal Group. The accompanying unaudited pro forma combined statement of operations gives effect to the Transactions as if they had occurred on January 1, 2017. The unaudited pro forma combined balance sheet as of December 31, 2017 was prepared using the Company’s historical consolidated financial statements and the Xively Disposal Group and gives effect to the disposition of Xively as if it had occurred on December 31, 2017.

LogMeIn, Inc.

Notes to Unaudited Pro Forma Combined Financial Statements (continued)

Note 2—Adjustments to Unaudited Pro Forma Financial Statements for the Disposition of Xively

The following adjustments have been reflected in the unaudited pro forma combined financial information:

(a)	Represents the consideration from the Sale of approximately $50 million in cash consisting of $42.4 million of cash proceeds and $7.5 million held by the Google Entities for a period of eighteen (18) months as an exclusive security in the event of the Company’s breach of any of the representations and warranties made by the Company in the Agreement (present value of $7.2 million).

(b)	Represents the assumed payment of professional advisor fees of approximately $2.7 million in connection with the Sale as follows -

i.	Reflects a decrease of $2.5 million in cash and cash equivalents and equity in the Company’s historical unaudited combined balance sheet related to the closing of the transaction.

ii.	Reflects the decrease of $0.2 million in accrued liabilities and cash and cash equivalents in the Company’s historical unaudited combined balance sheet related to professional advisor fees accrued as of December 31, 2017.

(c)	Reflects the expected tax impact of approximately $8.7 million (approximately $8.2 million cash tax provision and $0.5 million deferred tax provision) from the pre-tax net gain on the Sale of approximately $34.0 million.

(d)	Reflects the equity impact of approximately $25.3 million from the Sale (net gain of approximately $34.0 million partially offset by the related tax impact of approximately $8.7 million) as if the transaction occurred on December 31, 2017. The estimated gain and related tax impact has not been reflected in the pro forma consolidated statement of operations as it is considered to be non-recurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the asset purchase agreement.

(e)	Represents the elimination of $0.2 million of non-recurring professional advisor fees incurred by the Company in the year ended December 31, 2017, in connection with the Sale and recorded as general and administrative expense in the Company’s historical statement of operations for the period, because the expenses are not expected to have a continuing impact on the operations of the business.

(f)	Reflects an increase to interest income of $0.5 million resulting from the net cash proceeds of $31.5 million from the Sale (rate of return of 90 basis points for the year ended December 31, 2017) and the present value impact of the $7.5 million noted in Note 2(a) above.

(g)	Represents the estimated income tax impact of the Xively pro forma adjustments had the transaction closed on January 1, 2017 (tax provision of approximately $0.2 million).

Note 3—Reclassifications

GoTo Business

Financial information presented in the “Historical GoTo Business” columns in the unaudited pro forma combined statement of operations has been reclassified to conform to the presentation in the Company’s historical consolidated financial statements, as follows (in thousands):

Year Ended December 31, 2017	Before Reclassification	Reclassification	Notes		After Reclassification
Amortization of product-related intangibles	$432	$(432)	(1)		$—
Sales and marketing	20,048	962	(2)		21,010
Cost of revenue	14,824	(530)	(1	),(2)	14,294

(1)	Amortization expense for product-related intangible assets has been reclassified to cost of revenue in order to conform to the presentation in the Company’s historical consolidated statement of operations.
(2)	Credit card transaction fees have been reclassified from cost of revenue to sales and marketing expense in order to conform to the presentation in the Company’s historical consolidated statement of operations.

LogMeIn, Inc.

Notes to Unaudited Pro Forma Combined Financial Statements (continued)

Note 4—Adjustments to Unaudited Pro Forma Financial Statements for the Acquisition of Nanorep

The following adjustments have been reflected in the unaudited pro forma combined financial information:

(a)	Reflects the adjustment to remove $0.2 million of deferred warrant amortization included in interest expense for the seven months ended July 31, 2017.

(b)	Represents pro forma adjustment to amortization expense related to the fair value of identifiable intangible assets acquired by the Company in connection with the acquisition of Nanorep, assuming it had occurred on January 1, 2017, as follows (in thousands):

Year Ended December 31, 2017
Pro forma amortization expense included in cost of revenue	$240
Less: Amortization expense included in cost of revenue in Nanorep’s and the Company’s historical financial statements related to the Nanorep acquisition	(293)

Net adjustment	$(53)

Customer list amortization	$290
Trademarks amortization	34

Pro forma amortization expense included in amortization of intangibles	324
Less: Amortization expense included in amortization of intangibles in Nanorep’s and the Company’s historical financial statements related to the Nanorep acquisition	(67)

Net adjustment	$257

The completed technology, customer list and trademark intangible assets recorded in the Company’s acquisition accounting of Nanorep have fair values of $9.2 million, $10.5 million and $0.5 million, respectively, and are being amortized over their estimated useful lives of 8 years, 10 years and 9 years, respectively.

Amortization of the acquired intangible assets in the acquisition of Nanorep are recognized using an economic consumption model over the estimated useful life of each respective asset, which represents the period over which the Company expects the related cash flows to be realized. Assuming the acquisition had occurred on January 1, 2017, future annual amortization expense as of December 31, 2017 related to the acquired intangible assets is estimated as follows: $2 million in 2018, $2 million in 2019, $3 million in 2020, $3 million in 2021, $3 million in 2022, and $7 million thereafter.

(c)	Reflects the adjustment to record compensation expense related to $5 million of cash payments to be made to certain former employees of Nanorep contingent upon their continuing service to the Company (in addition to, in some cases, the achievement of specified performance conditions) over the two-year period following the closing of the acquisition as follows (in thousands):

Seven Months Ended July 31, 2017
Cost of revenue	$318
Research and development	926
Sales and marketing	152
General and administrative	813

Total	$2,209

LogMeIn, Inc.

Notes to Unaudited Pro Forma Combined Financial Statements (continued)

(d)	Reflects the decrease in interest income resulting from the use of $44.6 million of existing international cash and cash equivalents to fund the acquisition of Nanorep. The pro forma rate of return is 50 basis points for the seven months ended July 31, 2017. The pro forma adjustment to decrease interest income for the seven months ended July 31, 2017 is $0.1 million.

(e)	Represents the elimination of non-recurring transaction fees of $0.5 million and transaction close-related management bonus expense of $1.5 million recorded by Nanorep for the seven months ended July 31, 2017 as general and administrative expense in Nanorep’s historical results, because these expenses are not expected to have a continuing impact on the operations of the combined business.

(f)	Reflects the income tax effect of Nanorep’s historical loss before income taxes and pro forma adjustments based on the estimated Nanorep statutory tax rate of 24% for 2017 as follows (in thousands):

Seven Months Ended July 31, 2017
Tax effect of pro forma adjustments	$90
Tax effect of Nanorep historical loss before income taxes	1,220

Pro forma adjustments to benefit from (provision for) income taxes	$1,310

Note 5—Adjustments to Unaudited Pro Forma Financial Statements for the Merger with the GoTo Business

The following adjustments have been reflected in the unaudited pro forma combined financial information:

(a)	Represents the incremental deferred revenue fair value adjustment related to the deferred revenue acquired by the Company in connection with the Merger, assuming it had occurred on January 1, 2017, as follows (in thousands):

Year Ended December 31, 2017
Pro forma deferred revenue fair value adjustment	$(34,831)
Less: Deferred revenue fair value adjustment included in revenue in the Company’s historical financial statements related to the GoTo Business Merger	34,314

Net adjustment	$(517)

(b)	Represents incremental amortization expense of $3.4 million for completed technology amortization included in cost of revenue and $10.5 million for customer relationships and tradenames and trademarks amortization included in amortization of acquired intangibles, both related to the fair value of identifiable intangible assets acquired by the Company in connection with the Merger, assuming it had occurred on January 1, 2017.

The completed technology, customer relationships, and tradenames and trademarks intangible assets recorded in the Company’s acquisition accounting of the Merger have fair values of $386 million, $757 million and $65 million, respectively, and are being amortized over their estimated useful lives of 9 years, 8 years and 9 years, respectively. Amortization of the acquired intangible assets in the Merger with the GoTo Business are being recognized using an economic consumption model over the estimated useful

LogMeIn, Inc.

Notes to Unaudited Pro Forma Combined Financial Statements (continued)

life of each respective asset, which represents the period over which the Company expects the related cash flows to be realized. Future annual amortization expense as of December 31, 2017 related to the acquired intangible assets is estimated as follows: $221 million in 2018, $209 million in 2019, $182 million in 2020, $148 million in 2021, $114 million in 2022 and $163 million thereafter.

(c)	Represents incremental stock-based compensation expense related to the restricted stock units for 446,039 shares of the Company’s common stock that the Company issued as replacement awards in connection with the Merger. The aggregate fair value of those awards was $48.2 million on the Merger date. Of that amount, $16.7 million was allocated to purchase consideration and $30.8 million was allocated to future employee services and will be expensed as stock-based compensation on a straight-line basis over the remaining service periods of those awards. The adjustment to record the incremental stock-based compensation expense related to these restricted stock units is as follows (in thousands):

One Month Ended January 31, 2017
Cost of revenue	$63
Research and development	294
Sales and marketing	93
General and administrative	38

Total	$488

(d)	Represents (i) the elimination of non-recurring transaction fees of $12.4 million incurred by the Company in the year ended December 31, 2017, in connection with and prior to the Merger and recorded as general and administrative expense in the Company’s historical combined statement of operations for the period, and (ii) the elimination of $1.2 million allocated to the GoTo Business as separation costs in the GoTo Business’s historical results prior to the Merger, because the expenses are not expected to have a continuing impact on the operations of the combined business.

(e)	Represents an adjustment to eliminate Merger-related retention bonus expense of $7.0 million for the year ended December 31, 2017 for employees of the Company contingent upon their continued employment through the closing date of the Merger or a specified period of three, six or nine months after the closing date of the Merger as those expenses are not expected to have a continuing impact on the operations of the combined business. The adjustment to record the reversal of retention bonus expense is as follows (in thousands):

Year Ended December 31, 2017
Cost of revenue	$409
Research and development	1,693
Sales and marketing	1,614
General and administrative	3,263

Total	$6,979

(f)	Represents an aggregate adjustment of $1.7 million for the year ended December 31, 2017 to record the income tax effect of the net pro forma adjustments related to the Merger, determined using an estimated blended federal, state and foreign statutory tax rate of 30%.

(g)	The weighted average shares outstanding used to compute net income per share for the year ended December 31, 2017 have been adjusted to give effect to the issuance of 26,868,518 shares of the Company’s common stock and restricted stock units for 446,039 shares of the Company’s common stock in connection with the Merger, as if such issuances had occurred on January 1, 2017. The weighted average shares outstanding used to compute basic and diluted net income per share for the year ended December 31, 2017 has been adjusted to assume that the common shares and restricted stock units were outstanding for the entire period.

LogMeIn, Inc.

Notes to Unaudited Pro Forma Combined Financial Statements (continued)

Note 6—Items Not Included in the Unaudited Pro Forma Combined Financial Statements

The unaudited pro forma combined statement of operations does not include any adjustment for non-recurring transaction, transition or integration fees incurred by the Company after January 31, 2017 with respect to the GoTo Business, nor by the Company after July 31, 2017 with respect to Nanorep, and included in the Company’s historical results for the year ended December 31, 2017.

The unaudited pro forma combined statement of operations does not include an adjustment of the impacts of any revenue, cost or other operating synergies that may result from the Transactions or of any related integration or restructuring costs incurred after the Transactions or that may be contemplated.